                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
        (INCLUDING ASSOCIATED SERIES B PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                             GIBSON GREETINGS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock (the "Shares") of Gibson Greetings, Inc. (the "Company") and the associated Rights (as defined in the Offer To Purchase) are not immediately available or time will not permit all required documents to reach First Chicago Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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          BY MAIL:                BY OVERNIGHT DELIVERY:               BY HAND:
 First Chicago Trust Company    First Chicago Trust Company   First Chicago Trust Company
         of New York                    of New York                   of New York
Corporate Actions, Suite 4660  Corporate Actions, Suite 4680  c/o Securities Transfer and
        P.O. Box 2569            14 Wall Street, 8th Floor      Reporting Services Inc.
 Jersey City, NJ 07303-2569         New York, NY 10005          Attn: Corporate Actions
                                                                  100 William Street,
                                                                       Galleria
                                                               New York, New York 10038
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                           By Facsimile Transmission:
                                 (201) 324-3402
                                 (201) 324-3403

                           Confirmation by Telephone:
                                 (201) 222-4707

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Granite Acquisition Corp., a wholly owned subsidiary of American Greetings Corporation, upon the terms and subject to the conditions set forth in the Offer To Purchase, dated November 9, 1999 (the "Offer To Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer To Purchase.

Number of Shares:
                 ---------------------------------

Certificate No(s). (if available):
                                  ---------------------


If Share(s) will be tendered by book-entry transfer, check the box. [ ]

Account Number:
               -----------------------------------

Date:                Area Code and Telephone Number(s):
     ---------------                                   -------------
Name(s) of Record Holder(s):
                            ----------------------------------------
                              (PLEASE  PRINT)

Signature(s):
             -------------------------------------------------------
Address(es):
           ---------------------------------------------------------
                                             (ZIP CODE)

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to Be Used for Signature Guarantee)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer To Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer To Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery. A "Nasdaq trading day" is any day on which The Nasdaq Stock Market, Inc.'s Nasdaq National Market is open for business.

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Name of Firm:
             ----------------------------------
                    AUTHORIZED SIGNATURE
Address:                                          Name:
        ---------------------------------------        -----------------------------------

                                                              PRINT TYPE OR PRINT

ZIP CODE                            Title:
        ---------------------------       -------------------------------------

Area Code and Tel. No:                         Dated
                      ----------------------        -------------------------------------
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
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